Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in this Registration Statement on Form F-3 of Huadi International Group Co., Ltd. of our report dated February 2, 2022 relating to the consolidated financial statements, which appears in Huadi International Group Co., Ltd. Form 20-F/A (Amendment No.1) for the year ended September 30, 2021.

/s/ TPS Thayer, LLC

TPS Thayer, LLC

Sugar Land, Texas

June 28, 2022